Exhibit 99.1

NTS(R)
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National                                             Executive Office
Technical                                            24007 Ventura Boulevard
Systems, Inc.                                        Calabasas, California 91302
                                                     Tel: (818) 591-0776
                                                     Fax: (818) 591-0899

NEWS RELEASE for August 3, 2006, 7:30 am EST
Contact:    BPC Financial Marketing             National Technical Systems
            John Baldissera                     Lloyd Blonder, Sr. V.P. & C.F.O.
            800-368-1217                        818-591-0776
            800-368-1218

               NATIONAL TECHNICAL SYSTEMS, INC. ACQUIRES ASSETS OF DYNAMIC LABS, AN EMI AND ENVIRONMENTAL TESTING LAB

Calabasas,  CA (August 3,  2006)....  National  Technical  Systems,  Inc.  (NTS)
(Nasdaq: NTSC), a leading provider of quality and conformance testing and managed services, announced today that it has acquired the assets of Dynamic Labs, an EMI and environmental testing laboratory with locations in Phoenix, AZ (which will be relocated to the NTS Tempe laboratory) and Austin, TX. The Phoenix laboratory offers EMI, environmental and dynamics testing for both the aerospace and defense industries, as well as many commercial companies. The Austin facility, which will be relocated to NTS' Plano laboratory, also offers aerospace, environmental, and dynamic testing.

William McGinnis President and CEO stated "The purchase of Dynamic Labs, which will be included in our Engineering and Evaluation Group, continues the strong growth trend that NTS has established in the past few years. As organizations outsource more non-core competencies, such as testing services, NTS continues to position itself as the choice for those outsourced services."

Doug Briskie, NTS Executive Vice President and Director of Advanced Corporate Development, stated, "The acquisition of Dynamic Labs provides additional capabilities and capacity that will enhance the services offered by our Tempe, AZ and Plano, TX laboratories and other NTS facilities. This acquisition is part of our corporate growth strategy to increase market share by offering exceptional capabilities and service with convenient local access. Local companies in the Arizona region will now benefit from expanded services at our Tempe lab, including EMI testing and additional capabilities and capacity in dynamics and environmental".

Doug Briskie went on to say "Companies may not have the expertise, testing capability or capital to invest in developing facilities for performing comprehensive testing programs. They do however need the testing completed and want it done locally to help reduce costs and ensure a fast time to market. This is where NTS provides the complete solution."

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About National Technical Systems, Inc.

      National Technical Systems, Inc. is a business-to-business services company providing organizations in the aerospace, defense, information technology (IT) and high technology markets integrated testing, certification, quality registration, systems evaluation and IT staffing services. For additional information about National Technical Systems, visit its web site at www.ntscorp.com.

      The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associate with uncertainties pertaining to operating new facilities, customer orders, demand for services and products, development of markets for the company's services and products and other risks identified in the company's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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